UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION REQUIRED IN AN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:
[   ]    Preliminary Information Statement
[   ]    Confidential,  For Use of the  Commission  Only (as  permitted  by Rule
         14c-5(d)(2))
[ X ]    Definitive Information Statement

                             M.B.A. Holdings, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11.

(1)      Title of each class of securities to which transaction applies:

         Common Stock, $.001 par value

(2)      Aggregate number of securities to which transaction applies:

         Common Stock, $.001 par value - Authorized Shares increased from 80,000,000 to 800,000,000 shares and change the par value of each Common Stock share to no par value shares with a stated value $0.0001 per share.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction: None

(5)      Total fee paid: None

[   ]    Fee paid previously with preliminary materials: N/A

[   ]    Check box if any part of the fee is offset as provided by Exchange  Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount  Previously Paid:
(2) Form,  Schedule or Registration No.:
(3) Filing Party:
(4) Date Filed:

Statement that Proxies are not solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                      Information Required by Schedule 14C

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Amendment of charter, bylaws or other documents

The following Amendment to the Articles of Incorporation will be made and approved by Consent of the Board of Directors and by Consent of Shareholders owning a majority of the outstanding common stock shares, as of the record date of March 22, 2004, by means of written consent on April 30 2004:

         RESOLVED, the Corporation shall amend its Articles of Incorporation to increase its authorized Common Stock shares to Eight Hundred Million (800,000,000) and change the par value of each Common Stock share to no par value shares with a stated value $0.0001 per share.

The Company's Articles of Incorporation are being amended to provide additional Common Stock shares to be used for future acquisitions in the Company's industry. The Company has been advised that as many as 750,000,000 shares may be needed to acquire the number and size of companies it wishes to acquire. The Company has not yet commenced any negotiations with respect to any acquisition. While the increase in the number of authorized shares may have anti-takeover implications, the Company's management is not aware any specific efforts to accumulate Company stock.

The effect of the amendment is to increase the Company's authorized but unissued Common Stock shares. The Company will have 20,160,000 issued and outstanding with an additional 779,840,000 authorized and unissued after the above-described amendment is filed with the Nevada Secretary of State.

                 Voting Securities And Principal Holders Thereof

The following table sets forth information as of October 31, 2003 concerning shares of Common Stock with $.001 par value, the Company's only voting securities. This table includes all beneficial owners who own more than 5% of the outstanding voting securities, each of the Company's directors by each person who is known by the Company to own beneficially more than 5% of the outstanding voting securities of the Company, and by the Company's executive officers and directors as a group.

                         Name And Address                       Amount and Nature
Title of Class           of Beneficial Owner                    of Beneficial Owner            Percent of Class
--------------           -------------------                    -------------------            ----------------
Common Stock             Gaylen Brotherson                        902,615 shares (1)                44.5%
                         9419 E. San Salvador
                         Suite 105
                         Scottsdale, AZ 85258

Common Stock             Judy Brotherson                          825,301 shares (1)                40.7%
                         9419 E. San Salvador
                         Suite 105
                         Scottsdale, AZ 85258

                         Name And Address                       Amount and Nature
Title of Class           of Beneficial Owner                    of Beneficial Owner            Percent of Class
--------------           -------------------                    -------------------            ----------------
Common Stock             CEDE & Co                                  219,928 shares                    10.8%
                         Box 220
                         Bowling Green Station
                         New York, NY 10274

Common Stock             All Directors and Executive              1,727,916 shares                    85.1%
                         Officers as a Group (five
                         people)

--------------
(1) This amount represents shares owned and excludes the 60,001 options to purchase common stock for Gaylen Brotherson and the 125,000 options to purchase common stock for Judy Brotherson. If these options were exercised by Gaylen Brotherson and Judy Brotherson, then their percentage of ownership would change to 43.5% and 42.9%, respectively.


          Delivery of Documents to Security Holders Sharing an Address

A separate document will be delivered to each shareholder regardless of address.

                                  Filing Party

         Date Filed: April 5, 2004      M.B.A. Holdings, Inc.